Exhibit 3.1


                         LIFE CRITICAL CARE CORPORATION

                      RESTATED CERTIFICATE OF INCORPORATION


         Life Critical Care Corporation, a Delaware corporation (the "Corporation"), having its registered office in the County of New Castle, State of Delaware, and having filed its original certificate of incorporation with the Secretary of State on June 19, 1995 hereby certifies to the Secretary of State of the State of Delaware:

         FIRST: That the Certificate of Incorporation of the Corporation is hereby amended and restated by deleting Articles I through VIII therefrom and by substituting in lieu thereof new Articles FIRST through TENTH as follows:

                  FIRST: The name of the corporation (the "Corporation") shall be

                         Life Critical Care Corporation

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 4001 Kennett Pike, Suite 300-A, Wilmington, Delaware 19807. The name and address of the registered agent are Corporations & Companies, Inc., 4001 Kennett Pike, Suite 300-A, Wilmington, Delaware 19807 (New Castle County).

                  THIRD:  The purposes for which the Corporation is formed are:

                  (a) To engage in and carry on the business of providing health care products and services and related activities of any nature whatsoever; and

                  (b) To carry on the business described above and any other related or unrelated business and activity in the State of Delaware, in any other state, territory, district, or dependency of the United States, or in any foreign country; and

                  (c) To do anything permitted in Sections 121 and 122 of the Delaware General Corporation Law, as amended from time to time.

                  FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is ten million five hundred thousand (10,500,000) shares, of which ten million (10,000,000) shares shall be Common Stock, par value $.01 per share, and five hundred thousand (500,000) shares shall be Preferred Stock, par value $.01 per share.


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                  The shares may be issued by the Corporation  from time to time as approved by the Board of Directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article FOURTH or the rules of a national securities exchange or national market system, if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share.

                  The holders of the Common Stock are entitled at all times to one vote for each share held and to such dividends as the Board of Directors may in their discretion from time to time legally declare, subject, however, to the voting and dividend rights, if any, of the holders of the Preferred Stock then outstanding. In the event of any liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation after the payment of all debts and necessary expenses, subject, however, to the rights of all holders of the Preferred Stock then outstanding, shall be distributed among the holders of the Common Stock pro rata in accordance with their respective holdings. The Common Stock is subject to all of the terms and provisions of the Preferred Stock as fixed by the Board of Directors as hereinafter provided.

                  The Board of Directors shall have the authority to classify and reclassify any unissued shares of Preferred Stock by authorizing the issuance of the Preferred Stock from time to time in one or more series with such distinctive designations as may be established by the Board of Directors, and any such series: (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such other adjustments; and (f) shall have such other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms or conditions of redemption or other rights,


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

         as shall hereafter be authorized by the Board of Directors in accordance with the General Corporation Law of the State of Delaware.

                  FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of not less than one (1) nor more than ten (10), the exact number to be determined from time to time by a resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

                  Unless the Board of Directors elects to classify the Board as hereinafter provided:

                           (a) Any director may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the votes entitled to be cast on the matter, and, to the extent permitted by law, any director may be removed for cause by the affirmative vote of the majority of the remaining directors, although such directors are less than a quorum, or by the sole remaining director.

                           (b) Each director shall serve until his successor is elected and qualified or until his earlier death, retirement, resignation or removal. Should a vacancy occur or be created, whether arising through death, resignation or removal of a director or through an increase in the number of directors, such vacancy shall be filled by a majority vote of the remaining directors in office, even though such directors are less than a quorum, or by the sole remaining director. A director so elected to fill a vacancy shall hold office until the next annual meeting of stockholders and thereafter until his successor shall be duly elected and qualified.

                           The Board of Directors shall have the power pursuant to the By-Laws of the Corporation to elect to classify the Board of Directors by dividing the directors into three (3) classes, as described below. In the event that the Board exercises its power to classify the Board of Directors, it shall not have the power to declassify the Board of Directors, except by amendment of the Corporation's Charter. In the event that the Board of Directors exercises its power to classify the Board of Directors, then, notwithstanding anything to the contrary contained herein:

                           (a) The Board of Directors shall be divided into three classes, Class A, Class B and Class C. Each class of directors shall consist of an equal number of directors, or as nearly equal in number as possible.

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

         Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each director initially designated as a Class A director shall hold office until the first annual meeting of stockholders after such designation; each director initially designated as Class B shall hold office until the second annual meeting of stockholders after such designation; and each director initially designated as Class C shall hold office until the third annual meeting of stockholders after such designation.

                           (b) In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible and any vacancies so created shall be filled by a majority vote of the directors in office of the class in which such vacancy occurs, and a director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected and until his successor shall be duly elected and qualified.

                           (c) Any director may be removed from office, with or without cause, only by the affirmative vote of a majority of the entire Board of Directors, and any director may be removed from office, only with cause, by the affirmative vote of the holders of a majority of the votes entitled to be cast on the matter; a vacancy which results from the removal of a director as set forth herein, or which arises through the death or resignation of a director, shall be filled by a majority vote of the remaining directors in office of the class of such removed director (or if there are no such directors, by a majority vote of the entire Board of Directors), and a director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected and until his successor shall be duly elected and qualified.

                  SIXTH: Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors shall have the power, in the manner provided in the By-Laws of the Corporation, to make, amend, change, add to or repeal the By-Laws of the Corporation.

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


                  SEVENTH: No Stockholder of the Corporation shall have any preferential or preemptive right to acquire additional shares of stock of the Corporation except to the extent that, and on such terms as, the Board of Directors from time to time may determine.

                  EIGHTH: In carrying on its business, or for the purpose of attaining or furthering any of its objects, the Corporation shall have all of the rights, powers, and privileges granted to corporations by the laws of the State of Delaware, as well as the power to do any and all acts and things that a natural person or partnership could do, as now or hereafter authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by statute, the powers of the Corporation and of its Directors and Stockholders shall include the following:

                  (a) The Corporation reserves the right to adopt from time to time any amendment to its Certificate of Incorporation, as now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in the Certificate of Incorporation, of any outstanding stock.

                  (b) Except as otherwise provided in the Certificate of Incorporation or By-Laws of the Corporation, as from time to time amended, the business of the Corporation shall be managed by its Board of Directors. The Board of Directors shall have and may exercise all of the rights, powers, and privileges of the Corporation, except only for those that are by law or by the Certificate of Incorporation or By-Laws of the Corporation conferred upon or reserved to the Stockholders. Additionally, the Board of Directors of the Corporation is specifically authorized and empowered from time to time in its discretion:

                           (1) To authorize the issuance of shares of the Corporation's stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock, of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors deems advisable, subject to such restrictions or limitations, if any, as may be set forth in the By-Laws of the Corporation;


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

                           (2) By articles supplementary to this Certificate of Incorporation, to classify or reclassify any unissued shares by fixing or altering in any one or more aspects, before issuance of those shares, the preferences, conversion or other rights, voting powers, restrictions, qualifications, dividends, or terms or conditions of redemption of those shares, including but not limited to the reclassification of unissued common shares to preferred shares or unissued preferred shares to common shares; and

                           (3) To borrow and raise money, without limit and upon any terms, for any corporate purposes; and, subject to applicable law, to authorize the creation, issuance, assumption, or guaranty of bonds, debentures notes, or other evidences of indebtedness for money so borrowed, to include therein such provisions as to redeemability, convertibility, or otherwise, as the Board of Directors, in its sole discretion, determines, and to secure the payment of principal, interest, or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, all or any part of the properties, assets, and goodwill of the Corporation then owned or thereafter acquired.

                  NINTH: The Corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware, any person made or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or served any other enterprise as a director or officer at the request of the Corporation and such right of indemnification shall also be applicable to the executors, administrators and other similar legal representative of any such director or officer. The foregoing provisions of this Article NINTH shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article NINTH is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer or his legal representative may be entitled apart from the provisions of this Article NINTH.


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

                  TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize Corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

                  Any repeal or modification of the foregoing provisions of this Article TENTH the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         SECOND: That the foregoing Restated Certificate of Incorporation was declared advisable and adopted by the Board of Directors of the Corporation at a meeting duly called for that purpose.

         THIRD: That the foregoing Restated Certificate of Incorporation was approved by the unanimous written consent of the stockholders of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         FOURTH: That the foregoing Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware.

         IN  WITNESS   WHEREOF,   the   Corporation  has  caused  this  Restated
Certificate of Incorporation to be executed by its President and attested to by its Secretary this 29th day of August, 1996.

ATTEST:                                           LIFE CRITICAL CARE CORPORATION


____________________________________              By: __________________________
Amy E. Parker, Secretary                              Thomas H. White, President


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